UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, 16th Floor, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-6216

xxx
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on July 15, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of SG Blocks, Inc. (the “Company”), the Company’s stockholders voted to approve the Company’s 2014 Incentive Stock Plan (the “2014 Plan”).  The 2014 Plan is applicable to all directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary of the Company and is described greater detail in the Company’s definitive proxy statement filed on June 17, 2014, with the Securities and Exchange Commission on Schedule 14A in connection with the Annual Meeting.  The description of the 2014 Plan contained herein is qualified in its entirety be reference to the full text of the 2014 Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 5.03.    Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

As described under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting the Company’s stockholders voted to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock thereunder from 100,000,000 shares to 300,000,000 shares.  The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on July 17, 2014.

The description of the Charter Amendment contained herein is qualified in its entirety by reference to the full text of the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders of the Company at the Annual Meeting: (1) the election of nine directors of the Company, each to serve until the next annual meeting of Stockholders or until their respective successors are duly elected and qualified; (2) the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; (3) the approval of a non-binding advisory resolution regarding the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers; (4) the approval the 2014 Plan; (5) the approval of an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares, and (6) the ratification of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2014.  The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 29,617,425, representing approximately 69.24% of the 42,773,093 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected, the vote to set the frequency of the shareholder vote on executive compensation was for every three years, and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote.

Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.  Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Stevan Armstrong	27,871,556	20,030	1,725,839
Marc Bell	27,889,586	2,000	1,725,839
Frank Casano	27,889,586	2,000	1,725,839
Paul Galvin	27,770,630	120,956	1,725,839
J. Bryant Kirkland III	27,871,556	20,030	1,725,839
J. Scott Magrane	27,889,586	2,000	1,725,839
Christopher Melton	27,889,586	2,000	1,725,839
Joseph Tacopina	27,871,556	20,030	1,725,839
Brian Wasserman	27,871,556	20,030	1,725,839

2.  Approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
26,860,941	205,926	824,719	1,725,839

3.  Approval of a non-binding advisory resolution to determine the frequency (whether every 1 year, every 2 years, or every 3 years) with which stockholders of the Company shall be entitled to have an advisory vote on the compensation of the Company’s named executive officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3,073,301	181,491	21,909,329	2,727,465

4.  Approval of the Company’s 2014 Incentive Stock Plan.

For	Against	Abstain	Broker Non-Votes
25,693,374	1,442,518	755,694	1,725,839

5.  Approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

For	Against	Abstain	Broker Non-Votes
26,609,549	1,808,838	1,199,038	0

6.  Proposal to ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
29,532,766	0	84,659	0

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of SG Blocks, Inc.
10.1	2014 Incentive Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2014
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer